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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported)           JULY 26, 1999
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                                RAILAMERICA, INC.
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             (Exact name of registrant as specified in its charter)



                                    DELAWARE
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                 (State or other jurisdiction of incorporation)



        0-20618                                          65-0328006
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(Commission File Number)                      (IRS Employer Identification No.)



                    5300 BROKEN SOUND BLVD., N.W., 2ND FLOOR
                            BOCA RATON, FLORIDA 33487
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          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code           (561) 994-6015
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                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

         On July 26, 1999, RailAmerica, Inc. (the "Company") acquired approximately 98% of the outstanding shares of RaiLink Ltd. ("RaiLink"). Through its wholly owned Canadian subsidiary, RL Acquisition Corp., the Company commenced an all cash bid in May 1999 for all of the common shares of RaiLink at a price of Cdn. $8.75 per share pursuant to a Pre-Acquisition Agreement dated May 17, 1999 between the Company and RaiLink (the "Agreement"). RaiLink had approximately 8.36 million common shares outstanding on a fully diluted basis, giving the transaction an equity value of approximately Cdn. $73.2 million (approximately U.S.$49.8 million at June 30, 1999). As more than 90% of the outstanding shares were acquired under the offer, the Company intends to acquire the remainder of the shares pursuant to the compulsory acquisition provisions of applicable Canadian law.

         RaiLink is a regional railway company based in Edmonton, Alberta and provides freight transportation services to the national railways of Canada and to a wide variety of shippers. RaiLink and its 26.3% owned affiliate, Quebec Railway Corporation, currently operate 11 regional railways covering approximately 2,500 miles of track in Alberta, the Northwest Territories, Ontario, Quebec and New Brunswick.

         A portion of the funding for the transaction was provided by a consortium of banks with National Bank of Canada, as agent, through an increase in the Company's revolving line of credit (the "Loan Facility") from $85 million to $125 million.

         The foregoing information contained in this Form 8-K with respect to the Agreement and the Loan Facility is qualified in its entirety by reference to the complete texts of the Agreement and the Loan Facility, which are filed herewith as exhibits.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Business Acquired.

                  It is currently impracticable to provide the financial information required pursuant to Item 7(a) prior to the due date of this Report. This Report will be amended within 60 days of the date this Report is filed to include such financial information.

         (b)      Pro Forma Financial Information.

                  It is currently impracticable to provide the pro forma financial information required pursuant to Item 7(b) prior to the due date of this Report. This Report will be amended within 60 days of the date this Report is filed to include such pro forma financial information.

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         (c)      Exhibits.

      EXHIBIT
      NUMBER                                                   DESCRIPTION
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
        2.1          Pre-Acquisition Agreement dated May 17, 1999 between RailAmerica, Inc. and RaiLink Ltd.

       10.1          Amended and Restated Loan Agreement dated July 22, 1999 by and among RailAmerica,  Inc., certain of its subsidiaries, National Bank of Canada, as Agent, and each other financial institution executing and delivering a signature page thereto.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   RAILAMERICA, INC.



Dated:  August 6, 1999             By:/s/ Gary O. Marino
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                                   Name: Gary O. Marino
                                   Its:  Chairman of the Board, President and
                                         Chief Executive Officer

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